                                                                    EXHIBIT 99.1


[O'CHARLEY'S INC. LOGO]
NEWS RELEASE


CONTACT: Lawrence E. Hyatt
         Chief Financial Officer
         (615) 782-8818


          O'CHARLEY'S INC. REPORTS FOURTH QUARTER AND YEAR-END RESULTS

NASHVILLE, Tenn. (February 3, 2005) -- O'Charley's Inc. (NASDAQ/NM: CHUX), a leading casual dining restaurant company, today reported revenues and earnings per share for the 12-week and 52-week periods ended December 26, 2004. The Company also provided earnings guidance for the first quarter of 2005.

FINANCIAL AND OPERATING HIGHLIGHTS

         - Fourth quarter revenue rose 10.5% to $202.2 million from $183.0 million in last year's fourth quarter. For fiscal 2004, revenue rose 14.8% to $871.4 million from $759.0 million in the prior-year period. The Company's consolidated results for fiscal 2003 include the results of operations of Ninety-Nine Restaurant and Pub for the period subsequent to its acquisition on January 27, 2003.

         - Same store sales for the fourth quarter increased 2.7% at O'Charley's Restaurants and 4.9% at Stoney River Legendary Steaks, while they declined 0.1% at Ninety-Nine Restaurant and Pub. For fiscal 2004, same store sales increased 3.1% at O'Charley's Restaurants, 1.1% at Ninety-Nine Restaurant and Pub and 6.4% at Stoney River Legendary Steaks.

         - Income from operations in the quarter was $11.6 million, or 5.7% of sales, compared with $8.8 million, or 4.8% of sales, in the fourth quarter of last year. For fiscal 2004, income from operations was $47.2 million, or 5.4% of sales, compared with $46.7 million, or 6.1% of sales in the prior year.

         - The Company reported fourth quarter net income of $7.3 million, or $0.32 per diluted share, compared with net income of $2.9 million, or $0.13 per diluted share, for the same period in 2003. The Company reported net income of $24.3 million, or $1.07 per diluted share, in fiscal 2004 compared with net income of $21.3 million, or $0.95 per diluted share, in fiscal 2003. Fourth quarter and full year results for 2003 included a debt extinguishment charge of $0.05 per diluted share, partially offset by a gain on the sale of certain marketable securities of $0.02 per diluted share.

         - The effective tax rate applied to pretax earnings was 13.4% in the fourth quarter and 27.6% for the 2004 fiscal year, compared with a tax rate of 25.6% in the fourth quarter of 2003 and 32.2% for the 2003 fiscal year. The effective federal rate for 2004 declined from the 2003 level due primarily to an increase in the FICA tip credit. The state tax rate for 2004 was reduced to reflect actual state tax liabilities for 2003 and estimated state tax liabilities for 2004.

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            3038 Sidco Drive - Nashville, TN 37204 - (615) 256-8500
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CHUX Reports Fourth Quarter and Year-End Results
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February 3, 2005




         - In 2004, the Company shifted its equity-based compensation plans to restricted stock rather than stock options. The Company's results for 2004 include an impact of $0.05 per diluted share for expenses relating to its restricted stock plans, with no impact in the fourth quarter, compared with $0.01 per diluted share for full year 2003. The Company's results for 2004 include $0.05 per diluted share for severance and recruiting expenses relating to recent organizational changes, including $0.03 per diluted share incurred in the fourth quarter. No such expenses were incurred in 2003.

         Gregory L. Burns, chairman and chief executive officer of O'Charley's Inc. stated, "We are pleased with the sales and operating performance of the Company in the fourth quarter, particularly in light of the severe weather we experienced throughout our markets in the last week of the quarter, and the fact that Christmas fell on a Saturday in 2004. We are especially pleased with the turnaround that we are starting to see in operating margins. While we have more work ahead of us to return our margins to acceptable levels, the improvement in the fourth quarter shows that our efforts are beginning to produce solid results."

O'Charley's Restaurants

         Revenues for O'Charley's increased 8.8% to $134.7 million for the fourth quarter, reflecting the addition of 15 new company-operated stores over the past 12 months. The same store sales increase of 2.7% reflected an increase in customer counts of 2.3% and an increase in average check of 0.4%. Two new O'Charley's restaurants opened during the fourth quarter bringing the total number of O'Charley's restaurants to 221 at the end of the fiscal year. The Company expects to open between 13 and 15 new company-operated O'Charley's restaurants in 2005.

          Commenting on results for the O'Charley's concept, Mr. Burns stated, "We are pleased with the strength of our same stores sales at O'Charley's in the quarter. We attribute the solid base of customer counts throughout 2004 and the growing appeal of the O'Charley's concept to the 'Back to the O'Wayz' campaign we initiated over a year ago. As we had planned, we are now in the stage of this recovery where our primary focus remains leveraging these strong trends to achieve continued improvement in margins. While we are pleased with the progress in this important area in 2004, particularly in the fourth quarter, we are keeping our new store development plans for 2005 consistent with 2004."

O'Charley's Franchising and Joint Venture Efforts

         The O'Charley's franchising and joint venture program achieved significant momentum in fiscal 2004, and contributed $0.5 million to the Company's reported sales. Meritage Hospitality Group opened its first franchised O'Charley's restaurant in Grand Rapids, Michigan, in August. The Company executed an exclusive multi-unit franchise development agreement with JFC Enterprises LLC, a joint venture in which the Company has a 50% interest, to develop and operate 10 O'Charley's restaurants in Louisiana. The first of those restaurants, in Lafayette, Louisiana, opened in November. The Company also signed an exclusive multi-unit franchise development agreement with Wi-Tenn Restaurants LLC, a joint venture in which the Company has a 50% interest, to develop and operate 10 O'Charley's restaurants in Wisconsin. The Company expects its franchisees and joint venture partners to open 4 or 5 new O'Charley's restaurants in 2005.

Ninety Nine Restaurant & Pub Restaurants

         Revenues for Ninety Nine increased 14.1% to $60.1 million for the fourth quarter, reflecting the addition of 12 new stores over the past 12 months. Similar to the third quarter, the same store sales


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CHUX Reports Fourth Quarter and Year-End Results
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February 3, 2005

decline of 0.1% in the quarter reflected a decrease in customer counts offset by an increase in average check. The Company expects to open between 13 to 15 new Ninety Nine restaurants in 2005, including one location in suburban Philadelphia, Ninety Nine's newest market.

         Mr. Burns stated, "As we complete our second year of ownership of the Ninety Nine concept, we join our many Ninety Nine associates and loyal customers in celebrating the opening of the 99th location in 2004. That was an historic achievement for Ninety Nine and reinforces the sustainability of the concept and the attractiveness of the value proposition to its customers. We continue to be pleased with the performance of Ninety Nine and its exceptionally high employee retention levels.

         "Although the record amounts of snowfall in Massachusetts in January created some operational challenges for us in our largest market, we are very optimistic about the contribution Ninety Nine will once again make to our growth in 2005. Improving customer counts at Ninety Nine will be a priority for us in 2005 as we look to reverse the trend from the last two quarters. Supporting our expansion outside existing markets will be a primary focus for 2005. We have also targeted completion of our new distribution facility in Bellingham, Massachusetts, for the second half of the year."

Stoney River Legendary Steaks Restaurants

         Fourth quarter sales for Stoney River Legendary Steaks increased 4.9% to $5.7 million with all six restaurants in operation included in the same store sales base for the quarter. The Company intends to open two new Stoney River restaurants in 2005, with the openings expected to be weighted towards the second half of the year.

         Mr. Burns added, "The performance of Stoney River has been a particular highlight for us in 2004. The fourth quarter was no exception with a strong sales and operating performance. Stoney River's continued improvement during the year validates the decision we made to focus on operating standards before expanding the concept. With its strong positioning, we look forward to growing this concept in a meaningful way in 2005 and beyond."

OUTLOOK FOR FIRST QUARTER

          The Company stated that it expects to report net earnings per diluted share of between $0.40 and $0.44 for the sixteen weeks ending April 17, 2005. These projected results are based upon anticipated comparable restaurant sales increases of between 1% to 3% for the O'Charley's concept and comparable restaurant sales increases of between 0% to 2% for the Ninety Nine concept during the quarter. The Company's guidance assumes continued improvement in operating margins, a moderation of food cost increases in 2005 versus 2004, and an anticipated effective tax rate for 2005 of between 29.0% and 31.0%.

          While the Company did not provide earnings guidance for the full 2005 fiscal year, it provided estimates of the impact of equity-based compensation plans on 2005 results. The Company expects that expenses relating to its restricted stock plans will impact fiscal 2005 net income by between $0.10 and $0.12 per diluted share. The Company is continuing to finalize the estimated impact of implementing Statement of Financial Accounting Standards No. 123 (revised), "Share-Based Payment," and believes that the impact of expensing stock options beginning in the third quarter will be an additional expense of $0.03 to $0.05 per diluted share in fiscal 2005.


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CHUX Reports Fourth Quarter and Year-End Results
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February 3, 2005


         Mr. Burns concluded, "Moving forward into 2005, we have a general sense of an improved economic outlook in our markets that should help improve consumer confidence and spending levels. We expect the commodity cost increases that plagued our industry this past year to moderate somewhat, which together with the greater efficiencies we are generating at our commissary operations and at the store level, should provide a solid base for improvement in margins. We are confident in the strength of our concepts and our ability to continue to move customer counts in the right direction. We are excited about the outlook for our employees and shareholders in 2005."

INVESTOR CONFERENCE CALL AND WEB SIMULCAST

         O'Charley's Inc. will conduct a conference call on its fourth quarter earnings release on February 3, 2005, at 11:00 a.m. EST. The number to call for this interactive teleconference is (719) 457-2621. A replay of the conference call will be available through February 10, 2005, by dialing (719) 457-0820 and entering the confirmation number, 924962.

         A live broadcast of O'Charley's conference call will be available online at the Company's website, www.ocharleysinc.com, as well as www.streetevents.com, www.fulldisclosure.com and www.vcall.com on February 3, 2005, beginning at 11:00 a.m. EST. The online replay will follow shortly after the call and continue until February 17, 2005.

ABOUT O'CHARLEY'S INC.

         O'Charley's Inc. operates 221 company-owned O'Charley's restaurants in 16 states in the Southeast and Midwest, with one franchised O'Charley's restaurant in Michigan. An O'Charley's restaurant in Louisiana is operated by a joint venture in which the Company has an ownership interest. The menu, with an emphasis on fresh preparation, features several specialty items such as hand-cut and aged steaks, a variety of seafood and chicken, freshly baked yeast rolls, fresh-cut salads with special-recipe salad dressings and signature caramel pie. The Company also operates Ninety Nine Restaurant & Pub restaurants in 99 locations throughout Connecticut, Maine, Massachusetts, New Hampshire, New York, Rhode Island and Vermont. Ninety Nine has earned a strong reputation for providing generous portions of high-quality food at moderate prices in a comfortable, relaxed atmosphere. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. In addition, the Company operates six Stoney River Legendary Steaks restaurants in Georgia, Illinois, Kentucky and Tennessee. The dinner-only steakhouse concept appeals to both upscale casual dining and fine dining customers by offering high-quality food and attentive customer service typical of high-end steakhouses at more moderate prices.

FORWARD LOOKING STATEMENT

         This press release and statements made by or on behalf of the Company relating hereto may be deemed to constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to the finalization of the Company's year-end financial and accounting procedures including the finalization of its assessment of the effectiveness of the Company's internal controls as required by Section 404 of the Sarbanes-Oxley Act, and may be affected by certain risks and uncertainties, including, but not limited to, the Company's ability to increase operating margins and sustain increases in same store sales at its restaurants; the effect that increases in food, labor and other expenses have on our results of operations; the adverse impact of the Hepatitis A occurrence and the related litigation on the Company's results of


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CHUX Reports Fourth Quarter and Year-End Results
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February 3, 2005


operations; the possible adverse effect on our sales of any decrease in consumer spending; the effect of increased competition; and the other risks described in the Company's filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our objectives, plans and projected results of operations will be achieved and the Company's actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.


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CHUX Reports Fourth Quarter and Year-End Results
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February 3, 2005


                                O'CHARLEY'S INC.
                CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
             12 WEEKS ENDED DECEMBER 26, 2004 AND DECEMBER 28, 2003

                                                                          2004                            2003
                                                                  ---------------------           ----------------------
                                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
      Restaurant sales                                            $200,915         99.4%          $181,919         99.4%
      Commissary sales                                               1,269          0.6%             1,074          0.6%
      Franchise revenue                                                 27          0.0%                 0          0.0%
                                                                  ---------------------           ---------------------
                                                                   202,211        100.0%           182,993        100.0%
Costs and Expenses:
      Cost of restaurant sales:
         Cost of food and beverage                                  59,136         29.4%            55,643         30.6%
         Payroll and benefits                                       67,577         33.6%            62,291         34.2%
         Restaurant operating costs                                 36,444         18.1%            33,802         18.6%
      Cost of commissary sales                                       1,185          0.6%             1,016          0.6%
      Advertising, general and administrative expenses              15,626          7.7%            11,687          6.4%
      Depreciation and amortization                                  9,629          4.8%             8,937          4.9%
      Pre-opening costs                                                995          0.5%               802          0.4%
                                                                  ------------                    -------------
                                                                   190,592         94.3%           174,178         95.2%
                                                                  ---------------------           ---------------------

Income from Operations                                              11,619          5.7%             8,815          4.8%

Other (Income) Expense:
      Interest expense, net                                          3,226          1.6%             3,728          2.0%
      Debt extinguishment charge                                         0          0.0%             1,800          1.0%
      Other, net                                                        14          0.0%              (554)        -0.3%
                                                                  ---------------------           ---------------------
                                                                     3,240          1.6%             4,974          2.7%
                                                                  ---------------------           ---------------------

Earnings Before Income Taxes                                         8,379          4.1%             3,841          2.1%
Income Taxes                                                         1,126          0.6%               984          0.5%
                                                                  ---------------------           ---------------------
Net Earnings                                                        $7,253          3.6%            $2,857          1.6%
                                                                  =====================           =====================
Basic Earnings per Share:
      Earnings per Common Share                                   $   0.32                        $   0.13
                                                                  ========                        ========
      Weighted Average Common Shares Outstanding                    22,438                          22,240
                                                                  ========                        ========

Diluted Earnings per Share:
      Earnings per Common Share                                      $0.32                           $0.13
                                                                  ========                        ========
      Weighted Average Common Shares Outstanding                    22,745                          22,509
                                                                  ========                        ========



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CHUX Reports Fourth Quarter and Year-End Results
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February 3, 2005


                                O'CHARLEY'S INC.
                 CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
             52 WEEKS ENDED DECEMBER 26, 2004 AND DECEMBER 28, 2003

                                                                          2004                            2003
                                                                  ---------------------           ----------------------
                                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
      Restaurant sales                                            $864,259         99.2%          $753,740         99.3%
      Commissary sales                                               7,035          0.8%             5,271          0.7%
      Franchise revenue                                                 92          0.0%                 0          0.0%
                                                                  ---------------------           ---------------------
                                                                   871,386        100.0%           759,011        100.0%
Costs and Expenses:
      Cost of restaurant sales:
         Cost of food and beverage                                 261,521         30.3%           221,129         29.3%
         Payroll and benefits                                      290,514         33.6%           252,415         33.5%
         Restaurant operating costs                                156,953         18.2%           138,926         18.4%
      Cost of commissary sales                                       6,631          0.8%             4,970          0.7%
      Advertising, general and administrative expenses              63,566          7.3%            52,204          6.9%
      Depreciation and amortization                                 39,736          4.6%            36,360          4.8%
      Preopening costs                                               5,252          0.6%             6,337          0.8%
                                                                  -------------                   --------------
                                                                   824,173         94.6%           712,341         93.9%
                                                                  ---------------------           ---------------------

Income from Operations                                              47,213          5.4%            46,670          6.1%

Other (Income) Expense:
      Interest expense, net                                         13,476          1.5%            14,153          1.9%
      Debt extinguishment charge                                         0          0.0%             1,800          0.2%
      Other, net                                                       120          0.0%              (652)        -0.1%
                                                                  ---------------------           ---------------------
                                                                    13,596          1.6%            15,301          2.0%
                                                                  ---------------------           ---------------------

Earnings Before Income Taxes                                        33,617          3.9%            31,369          4.1%
Income Taxes                                                         9,278          1.1%            10,096          1.3%
                                                                  ---------------------           ---------------------
Net Earnings                                                      $ 24,339          2.8%          $ 21,273          2.8%
                                                                  =====================           =====================

Basic Earnings per Share:
      Net Earnings                                                $   1.09                        $   0.98
                                                                  ========                        ========
      Weighted Average Shares Outstanding                           22,290                          21,690
                                                                  ========                        ========

Diluted Earnings per Share:
      Net Earnings                                                   $1.07                           $0.95
                                                                  ========                        ========
      Weighted Average Shares Outstanding                           22,647                          22,301
                                                                  ========                        ========


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